Exhibit 99.1

Cirrus Logic Reports Fiscal Second Quarter Revenue Up 81 Percent to $100.6 Million

Expects Third Quarter Revenue of $88 Million to $94 Million

AUSTIN, Texas--(BUSINESS WIRE)--October 21, 2010--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the second quarter of fiscal year 2011, which ended September 25, 2010.

Revenue for the quarter was $100.6 million, up 81 percent compared to $55.7 million during the second quarter of fiscal year 2010, and up 23 percent from $81.9 million in the previous quarter. Gross margin for the quarter was 56 percent, up from 52 percent in the second quarter a year ago, and down slightly from 57 percent for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $27.7 million, compared to $29.2 million in the previous quarter. Research and Development (R&D) investment for the quarter was $15.5 million, and Selling, General and Administrative (SG&A) expenses totaled $15.4 million. Income from operations on a GAAP basis was approximately $29.1 million, or a 29 percent operating margin.

Non-GAAP operating expenses for the quarter were approximately $27.6 million, resulting in non-GAAP income from operations of $29.2 million, or a 29 percent operating margin. In the previous quarter, non-GAAP operating expenses were $26.6 million, with non-GAAP income from operations of $20.2 million, or a 25 percent operating margin. A reconciliation of the charges is included in a table below.

GAAP net income for the quarter was approximately $30.9 million or $0.42 per share, based on 72.9 million average diluted shares outstanding. Excluding the items noted in the reconciliation table, non-GAAP net income was $28.8 million, or $0.40 per diluted share.

“Portable audio was a continued highlight in Q2, and we are preparing for additional production ramps coming over the next several quarters,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Our energy product lines also delivered strong results, and we received our first production orders for our power factor correction chip - a great indication that our energy control initiative is on the right track.”

Outlook for Third Quarter FY 2011 (ending December 25, 2010):

  Revenue is expected to range between $88 million and $94 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $28 million and $30 million, which include approximately $2.5 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the second quarter fiscal year 2011, on October 21, 2010 at 10:30 a.m. EDT. Those wishing to join should call (480) 629-9645, or toll-free at (877) 941-0844 (Conference ID: 4370151) by 10:20 a.m. on October 21, 2010. A replay of the conference call will also be available beginning one hour after the completion of the call, until October 28, 2010. To access the recording, call (303) 590-3030, or toll-free at (800) 406-7325 (Conference ID: 4370151). A live and an archived webcast of the conference call will also be available via the Investor section of the company’s website at investor.cirrus.com.

Shareholders who would like to submit a question to be addressed during the call are requested to contact investor.relations@cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2011 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the third quarter of fiscal year 2011, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 27, 2010, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 25,	Jun. 26,	Sep. 26,	Sep. 25,	Sep. 26,
	2010	2010	2009	2010	2009
	Q2'11	Q1'11	Q2'10	Q2'11	Q2'10
Audio products	$71,171	$53,988	$41,271	$125,159	$66,058
Energy products	29,427	27,927	14,403	57,354	27,130
Net revenue	100,598	81,915	55,674	182,513	93,188
Cost of sales	43,818	35,180	26,700	78,998	44,627
Gross Profit	56,780	46,735	28,974	103,515	48,561

Operating expenses:
Research and development	15,450	15,092	12,355	30,542	24,863
Selling, general and administrative	15,372	14,011	11,746	29,383	21,817
Restructuring and other costs	401	-	(165)	401	(165)
Charge from non-marketable securities	500	-	-	500	-
Provision for litigation expenses and settlements	-	135	-	135	(2,745)
Patent purchase agreement, net	(4,000)	-	(1,400)	(4,000)	(1,400)
Total operating expenses	27,723	29,238	22,536	56,961	42,370

Operating income	29,057	17,497	6,438	46,554	6,191

Interest income, net	233	228	376	461	839
Other income (expense), net	(14)	32	(21)	18	(39)
Income before income taxes	29,276	17,757	6,793	47,033	6,991
Provision (benefit) for income taxes	(1,598)	155	29	(1,443)	6
Net income	$30,874	$17,602	$6,764	$48,476	$6,985

Basic income per share:	$0.45	$0.26	$0.10	$0.72	$0.11
Diluted income per share:	$0.42	$0.25	$0.10	$0.67	$0.11

Weighted average number of shares:
Basic	68,513	66,639	65,281	67,576	65,268
Diluted	72,878	70,755	65,473	71,971	65,392

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Sep. 25,	Mar. 27,	Sep. 26,
	2010	2010	2009
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$19,837	$16,109	$20,692
Restricted investments	5,755	5,855	5,755
Marketable securities	153,797	85,384	62,191
Accounts receivable, net	48,451	23,963	26,160
Inventories	41,963	35,396	22,497
Other current assets	21,094	18,148	4,618
Total Current Assets	290,897	184,855	141,913

Long-term marketable securities	3,000	34,278	35,391
Property and equipment, net	32,471	18,674	18,788
Intangibles, net	21,042	21,896	22,856
Goodwill	6,027	6,027	6,027
Other assets	1,859	1,880	1,925
Total Assets	$355,296	$267,610	$226,900

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$29,070	$20,340	$20,758
Accrued salaries and benefits	12,754	9,962	6,873
Other accrued liabilities	6,330	5,100	4,894
Deferred income on shipments to distributors	7,749	6,488	3,728
Total Current Liabilities	55,903	41,890	36,253

Long-term restructuring accrual	395	596	548
Other long-term obligations	6,143	6,523	7,265

Stockholders' equity:
Capital stock	978,554	952,803	948,371
Accumulated deficit	(685,077)	(733,553)	(764,966)
Accumulated other comprehensive loss	(622)	(649)	(571)
Total Stockholders' Equity	292,855	218,601	182,834
Total Liabilities and Stockholders' Equity	$355,296	$267,610	$226,900

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended

	Sep. 25,	Jun. 26,	Sep. 26,	Sep. 25,	Sep. 26,
	2010	2010	2009	2010	2009
Net Income Reconciliation	Q2'11	Q1'11	Q2'10	Q2'11	Q2'10
GAAP Net Income	$30,874	$17,602	$6,764	$48,476	$6,985
Amortization of acquisition intangibles	353	370	404	723	808
Stock based compensation expense	3,025	1,356	1,383	4,381	2,736
Facility Related adjustments	(100)	4	-	(96)	(22)
International sales reorganization charges	-	790	-	790	-
Provision for litigation expenses and settlements	-	135	-	135	(2,745)
Restructuring and other costs, net	401	-	(165)	401	(165)
Charge from non-marketable securities	500	-	-	500	-
Patent purchase agreement, net	(4,000)	-	(1,400)	(4,000)	(1,400)
Benefit for income taxes	(2,229)	-	-	(2,229)	-
Non-GAAP Net Income	$28,824	$20,257	$6,986	$49,081	$6,197

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.42	$0.25	$0.10	$0.67	$0.11
Effect of Amortization of acquisition intangibles	-	0.01	0.01	0.01	0.01
Effect of Stock based compensation expense	0.04	0.02	0.02	0.06	0.04
Effect of Facility Related adjustments	-	-	-	-	-
Effect of International sales reorganization charges	-	0.01	-	0.01	-
Effect of Provision for litigation expenses and settlements	-	-	-	-	(0.04)
Effect of Restructuring and other costs, net	0.01	-	-	0.01	-
Effect of Charge from non-marketable securities	0.01	-	-	0.01	-
Effect of Patent purchase agreement, net	(0.05)	-	(0.02)	(0.06)	(0.02)
Effect of Benefit for income taxes	(0.03)	-	-	(0.03)	-
Non-GAAP Diluted income per share	$0.40	$0.29	$0.11	$0.68	$0.10

Operating Income Reconciliation
GAAP Operating Income	$29,057	$17,497	$6,438	$46,554	$6,191
GAAP Operating Margin	29%	21%	12%	26%	7%
Amortization of acquisition intangibles	353	370	404	723	808
Stock compensation expense - COGS	64	55	43	119	95
Stock compensation expense - R&D	617	521	428	1,138	942
Stock compensation expense - SG&A	2,344	780	912	3,124	1,699
Facility Related adjustments	(100)	4	-	(96)	(22)
International sales reorganization charges	-	790	-	790	-
Provision for litigation expenses and settlements	-	135	-	135	(2,745)
Restructuring and other costs, net	401	-	(165)	401	(165)
Charge from non-marketable securities	500	-	-	500	-
Patent purchase agreement, net	(4,000)	-	(1,400)	(4,000)	(1,400)
Non-GAAP Operating Income	$29,236	$20,152	$6,660	$49,388	$5,403
Non-GAAP Operating Margin	29%	25%	12%	27%	6%

Operating Expense Reconciliation
GAAP Operating Expenses	$27,723	$29,238	$22,536	$56,961	$42,370
Amortization of acquisition intangibles	(353)	(370)	(404)	(723)	(808)
Stock compensation expense - R&D	(617)	(521)	(428)	(1,138)	(942)
Stock compensation expense - SG&A	(2,344)	(780)	(912)	(3,124)	(1,699)
Facility Related adjustments	100	(4)	-	96	22
International sales reorganization charges	-	(790)	-	(790)	-
Provision for litigation expenses and settlements	-	(135)	-	(135)	2,745
Restructuring and other costs, net	(401)	-	165	(401)	165
Charge from non-marketable securities	(500)	-	-	(500)	-
Patent purchase agreement, net	4,000	-	1,400	4,000	1,400
Non-GAAP Operating Expenses	$27,608	$26,638	$22,357	$54,246	$43,253

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com